UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 14, 2007, Alan Claman tendered his resignation from the Board of Directors of IDT Corporation (the “Registrant”). Mr. Claman’s resignation was accepted by the Board of Directors on February 14, 2007.

(d) On February 14, 2007, The Reverend Eric Cosentino was elected to the Registrant’s Board of Directors. There are no arrangements or understandings between The Reverend Cosentino and any other person pursuant to which The Reverend Cosentino was appointed to the Board of Directors. The Reverend Cosentino has not entered into any related party transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Reverend Cosentino was elected to the Compensation and Corporate Governance Committees of the Board of Directors as of February 14, 2007.

A copy of the press release issued by the Registrant on February 16, 2007 relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release of the Registrant, dated February 16, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: February 16, 2007

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EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of the Registrant, dated February 16, 2007.

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